                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Aaron Rents, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               AARON RENTS, INC.
                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 1998

     The 1998 Annual Meeting of Shareholders of Aaron Rents, Inc. (the "Company") will be held on Tuesday, May 5, 1998, at 10:00 a.m., Atlanta time, at the First Union Plaza, 999 Peachtree Street, N.E., 28th Floor, Atlanta, Georgia 30309, for the purpose of considering and voting on the following:

          (1) The election of ten directors to constitute the Board of Directors until the next annual meeting and until their successors are elected and qualified; and

          (2) Such other matters as may properly come before the meeting or any adjournment thereof.

     Information relating to the above items is set forth in the accompanying Proxy Statement.

     Only shareholders of record of the Class A Common Stock at the close of business on March 27, 1998 are entitled to vote at the meeting.

                                           BY ORDER OF THE BOARD OF
                                           DIRECTORS

                                           KEITH C. GROEN
                                           Vice President, Legal and Secretary

Atlanta, Georgia
April 9, 1998

                              PLEASE COMPLETE AND
                    RETURN THE ENCLOSED PROXY CARD PROMPTLY
                SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING
                        IF YOU DO NOT ATTEND PERSONALLY.
                        No postage is required if mailed
               in the United States in the accompanying envelope.

                               AARON RENTS, INC.
                         309 E. PACES FERRY ROAD, N.E.
                          ATLANTA, GEORGIA 30305-2377

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 1998

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by the Board of Directors of Aaron Rents, Inc. (the "Company") for use at the 1998 annual meeting (the "Annual Meeting") of shareholders to be held on Tuesday, May 5, 1998, and any adjournment thereof.

     Each proxy that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder unless it is revoked. Shareholders are requested to execute the enclosed proxy and return it in the enclosed envelope. If no direction is specified on the proxy as to any matter being acted upon, the shares represented by the proxy will be voted in favor of such matter. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by the execution of another proxy bearing a later date or by written notification to the Secretary of the Company. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person.

     The affirmative vote of a plurality of the holders of shares of the Company's Class A Common Stock present, in person or represented by proxy, at the Annual Meeting will be necessary to elect the nominees for director listed in this Proxy Statement. The presence, in person or by proxy, of holders of a majority of the outstanding shares of the Company's Class A Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, but will otherwise have no effect on the election of the nominees for director. An automated system administered by the Company's transfer agent will tabulate the votes cast.

     Only shareholders of record of Class A Common Stock at the close of business on March 27, 1998 are entitled to vote at the Annual Meeting. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting. As of March 27, 1998, the Company had 3,836,506 shares of Class A Common Stock and 15,150,391 shares of Common Stock outstanding. Each share of Class A Common Stock entitles the holder thereof to one vote with respect to each matter that may come before the Annual Meeting. The holders of the Common Stock are not entitled to vote with respect to the election of directors, or with respect to most other matters presented to the shareholders for a vote.

     The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms, banks and others for forwarding solicitation material to beneficial owners of shares of the Company's Class A and Common Stock. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone, telegraph or personal interview by officers of the Company who will not be additionally compensated therefore. It is anticipated that this Proxy Statement and the accompanying proxy will first be mailed to shareholders on April 9, 1998.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth, as of February 28, 1998 (except as otherwise noted), the beneficial ownership of the Company's Class A and Common Stock by (i) each person who owns of record or is known by management to own beneficially 5% or more of the outstanding shares of the Company's Class A Common Stock, (ii) each nominee for director, (iii) the Company's Chief Executive Officer and the other executive officers of the Company listed in the Summary Compensation Table below (the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group.

     Except as otherwise indicated, all shares shown in the table below are held with sole voting and investment power. The Percent of Class column represents the percentage that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options to purchase shares of the applicable class of Common Stock held by him, her or it.

                                                                 AMOUNT AND NATURE
                                                TITLE OF CLASS     OF BENEFICIAL
               BENEFICIAL OWNER                 OF COMMON STOCK    OWNERSHIP(1)      PERCENT OF CLASS(1)
               ----------------                 ---------------  -----------------   -------------------
R. Charles Loudermilk, Sr.....................      Class A          2,379,262              62.02%
  309 E. Paces Ferry Road                           Common           3,253,045(2)           21.47
  Atlanta, Georgia
Gabelli Funds, Inc............................      Class A            316,700(3)            8.25
  One Corporate Center                              Common             416,760(4)            2.75
  Rye, New York
Gilbert L. Danielson..........................      Class A              2,000                  *
                                                    Common             102,810(5)               *
Keith C. Groen................................      Class A                -0-                  *
                                                    Common              13,010(6)               *
Earl Dolive...................................      Class A             86,374               2.25
                                                    Common             122,702                  *
Robert C. Loudermilk, Jr......................      Class A              1,500                  *
                                                    Common             658,936(7)            4.30
Ronald W. Allen...............................      Class A              5,000                  *
                                                    Common                 -0-                  *
Leo Benatar...................................      Class A              2,500                  *
                                                    Common               2,500                  *
Ingrid Saunders Jones.........................      Class A                -0-                  *
                                                    Common                 100                  *
M. Collier Ross...............................      Class A                -0-                  *
                                                    Common               1,000                  *
J. Rex Fuqua..................................      Class A                -0-                  *
                                                    Common              47,000(8)               *
William K. Butler, Jr.........................      Class A                -0-                  *
                                                    Common              42,643(9)               *
Brian E. Stahl................................      Class A                740                  *
                                                    Common              59,138(10)              *
All executive officers and....................      Class A          2,477,376              64.57
  directors as a group                              Common           4,315,295(11)          27.79
  (a total of 13 persons)

---------------

   * Less than 1%

 (1) Amounts shown do not reflect that the Common Stock is convertible, on a share for share basis, into shares of Class A Common Stock (i) by resolution of the Board of Directors, if, as a result of the existence of the Class A Common Stock, either class is excluded from listing on the New York Stock Exchange or any national securities exchange on which such class is then listed, and (ii) automatically should the outstanding shares of Class A Common Stock fall below 10% of the aggregate outstanding shares of both classes.
 (2) Includes 242,348 shares of Common Stock held by certain trusts for the benefit of a daughter of Mr. Loudermilk, Sr. of which Mr. Loudermilk, Sr. serves as trustee.
 (3) As reflected in an amended Schedule 13F filed with the Securities and Exchange Commission December 31, 1997.
 (4) Gabelli Funds, Inc. is not required to disclose its holdings of non-voting Common Stock, but the Company is advised by The Nasdaq Stock Market that Gabelli Funds, Inc. held 416,760 shares of Common Stock as of December 31, 1997.
 (5) Includes currently exercisable options to purchase 94,000 shares of Common Stock.
 (6) Includes currently exercisable options to purchase 9,000 shares of Common Stock.
 (7) Includes 54,906 shares of Common Stock held by certain trusts for the benefit of Mr. Loudermilk, Jr.'s children, of which Mr. Loudermilk, Jr. serves as trustee, and currently exercisable options to purchase 180,000 shares of Common Stock.
 (8) Includes 32,000 shares of Common Stock held by certain trusts for the benefit of Mr. Fuqua's children, with respect to which Common Stock Mr. Fuqua has neither voting rights nor dispositive power.
 (9) Includes currently exercisable options to purchase 30,000 shares of Common Stock.
(10) Includes currently exercisable options to purchase 56,000 shares of Common Stock.
(11) Includes currently exercisable options to purchase 379,000 shares of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of either class of the Company's Common Stock, to file with the Securities and Exchange Commission certain reports of beneficial ownership of the Company's Common Stock. Based solely on copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all applicable Section 16(a) filing requirements were complied with by its directors, officers and 10% shareholders during the fiscal year ended December 31, 1997.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Company's Bylaws provide for the Board of Directors to be comprised of eleven members. The Board recommends the election of the ten nominees listed below to constitute the entire Board, who will hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the Annual Meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes, or will vote to reduce the number of directors for the ensuing year, as management recommends. Management has no reason to believe any substitute nominee or reduction in the number of directors for the ensuing year will be required. The Board has not named an eleventh nominee for director, which will result in a vacancy on the Board until the Board names an additional nominee or reduces the size of the Board to ten members.

     All of the nominees listed below are now directors of the Company. The following information relating to age, positions with the Company, principal occupation, directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, subject to the requirements of Section 15(d) of that Act or registered as an investment company under the Investment Company Act of 1940, has been furnished by the respective nominees.

                                                 PRINCIPAL OCCUPATION FOR PAST              DIRECTOR
NAME                           AGE            FIVE YEARS AND OTHER DIRECTORSHIPS             SINCE
----                           ---            ----------------------------------            --------
R. Charles Loudermilk, Sr....  70    Mr. Loudermilk, Sr. has served as Chairman of the        1962
                                     Board and Chief Executive Officer of the Company
                                     since the Company's incorporation in 1962. From 1962
                                     to 1997, he was also President of the Company. He has
                                     been a director of America's Mart Corporation, owner
                                     and manager of the Atlanta Merchandise Mart, since
                                     1996. He is one of the founders and Chairman of the
                                     Board of The Buckhead Community Bank, and formerly
                                     the Chairman of the Board of Directors of the
                                     Metropolitan Atlanta Rapid Transit Authority.
Robert C. Loudermilk, Jr.....  38    Mr. Loudermilk, Jr. has served as a Director of the      1983
                                     Company since 1983, and as President and Chief
                                     Operating Officer since 1997. From 1993 to 1997, he
                                     was Vice President, Real Estate of the
                                     Company. From 1992 to 1993, he was a self-employed
                                     real estate investor. From 1990 to 1991, Mr.
                                     Loudermilk, Jr. was Executive Vice President of Ball
                                     Stalker Co., then a subsidiary of the Company.
Gilbert L. Danielson.........  51    Mr. Danielson has served as Vice President, Finance      1990
                                     and Chief Financial Officer and Director of the
                                     Company since 1990.
Keith C. Groen...............  55    Mr. Groen has served as Vice President, Legal of the     1987
                                     Company since 1984. He has been a Director of the
                                     Company and Secretary since 1987.
Ronald W. Allen..............  56    Mr. Allen has served as a Director of the Company        1997
                                     since 1997. He was Chairman and Chief Executive
                                     Officer of Delta Air Lines, an international air
                                     passenger carrier, from 1987 to 1997. He also was
                                     President of Delta Air Lines from 1983 to 1987 and
                                     from 1993 to 1997, and Chief Operating Officer from
                                     1983 to 1997. He currently serves as a Director of
                                     The Coca-Cola Company.

                                                 PRINCIPAL OCCUPATION FOR PAST              DIRECTOR
NAME                           AGE            FIVE YEARS AND OTHER DIRECTORSHIPS             SINCE
----                           ---            ----------------------------------            --------
Leo Benatar+*................  68    Mr. Benatar has served as a Director of the Company      1994
                                     since 1994. He has been an associated consultant with
                                     A.T. Kearney, Inc., a management consultant and
                                     executive search company, since 1996. He was Chairman
                                     of Engraph, Inc. and served as Chief Executive
                                     Officer of that company from 1981 to 1995. Mr.
                                     Benatar serves as a Director of Interstate Bakeries
                                     Corporation, Mohawk Industries, Inc., Paxar
                                     Corporation and John's Manville Corporation. He
                                     previously served as Chairman of the Federal Reserve
                                     Bank of Atlanta.
Earl Dolive+.................  80    Mr. Dolive has served as a Director of the Company       1977
                                     since 1977. He currently serves as a Director of
                                     Exide Corporation, Pameco Corp. and Greenway
                                     Corporation, and he serves as Director Emeritus of
                                     Genuine Parts Company. Prior to his retirement in
                                     1988, he was Vice Chairman of the Board of Genuine
                                     Parts Company, a distributor of automobile
                                     replacement parts.
J. Rex Fuqua.................  48    Mr. Fuqua has served as a Director of the Company        1996
                                     since 1996. He has been President and Chief Executive
                                     Officer of Realan Capital Corporation, a
                                     privately-held real estate investment corporation,
                                     since 1985. He also has been President and Chief
                                     Executive Officer of Fuqua Capital Corporation, a
                                     privately-held investment management corporation,
                                     since 1987. Previously, he was Chairman of the Board
                                     of Directors of Fuqua Enterprises, Inc., a company
                                     engaged in the manufacture and sale of medical
                                     products. Mr. Fuqua serves as a Director of
                                     Graham-Field Health Products, Inc.
Ingrid Saunders Jones*.......  52    Ms. Jones has served as a Director of the Company        1995
                                     since 1995. She has been Vice President of Corporate
                                     External Affairs of The Coca-Cola Company and
                                     Chairperson of The Coca-Cola Foundation since 1991.
                                     Previously, she was an Assistant Vice President of
                                     The Coca-Cola Company.
M. Collier Ross+.............  71    Gen. Ross has served as Director of the Company since    1996
                                     1996. He has been a self-employed management
                                     consultant since 1992. He is the former Executive
                                     Vice President of Sidwell-Ross and Associates, Inc.,
                                     a management and technical consulting firm. Gen. Ross
                                     retired from the United States Army in 1983 as a Lt.
                                     General after 39 years of distinguished service.

---------------

+ Member of the Audit Committee of the Board of Directors.
* Member of the Stock Option Committee of the Board of Directors.

     There are no family relationships among any of the executive officers, directors and nominees of the Company, except that Robert C. Loudermilk, Jr. is the son of R. Charles Loudermilk, Sr.

     The Board held four meetings during the fiscal year ended December 31, 1997. All of the incumbent directors attended at least 75% of the meetings of the Board and committees on which they served, except for Ms. Jones.

     The Board has a standing Audit Committee which is composed of Messrs. Dolive, Ross and Benatar. The function of the Audit Committee is to review with the Company's independent auditors the scope and thoroughness of the auditors' examination, consider recommendations of the independent auditors, recommend to the Board the appointment of independent auditors for the year and review the sufficiency of the Company's system of internal controls with the financial officers and the independent auditors. The Audit Committee held two meetings during the fiscal year ended December 31, 1997.

     The Board has a Stock Option Committee which is composed of Mr. Benatar and Ms. Jones. The function of the Stock Option Committee is to administer the Company's stock option plans. The Stock Option Committee held one meeting during the fiscal year ended December 31, 1997.

     The Board does not have a nominating or compensation committee. Shareholder nominations for director must comply with the procedures for shareholder nominations set forth in Article III, Section 3 of the Company's Bylaws.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE OFFICERS

     Set forth below are the names and ages of all executive officers of the Company as of February 28, 1998. All positions and offices with the Company held by each such person are also indicated. Officers are elected annually for one-year terms or until their successors are elected and qualified. All executive officers are United States citizens.

                                               POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATION
NAME (AGE)                                                 DURING THE PAST FIVE YEARS
----------                                     --------------------------------------------------
R. Charles Loudermilk, Sr. (70)..............  Chairman of the Board of Directors and Chief
                                               Executive Officer of the Company.*
Robert C. Loudermilk, Jr. (38)...............  President and Chief Operating Officer of the
                                               Company.*
Gilbert L. Danielson (51)....................  Vice President, Finance and Chief Financial
                                               Officer of the Company.*
Keith C. Groen (55)..........................  Vice President, Legal and Secretary of the
                                               Company.*
William K. Butler, Jr. (45)..................  Mr. Butler joined the Company in 1974 as a Store
                                               Manager. He served as Vice President of the
                                               Aaron's Rental Purchase Division from 1986 to 1995
                                               and currently is President of that Division.
Brian E. Stahl (41)..........................  Mr. Stahl joined the Company in 1981 as an
                                               Assistant Store Manager. He served as Regional
                                               Vice President of the Northeastern Region of the
                                               Aaron Rents' Rent-to-Rent Division from 1990 to
                                               1995 and currently is President of that Division.
Robert P. Sinclair, Jr. (36).................  Mr. Sinclair has served as Controller of the
                                               Company since 1990 and as Chief Financial Officer
                                               of the Aaron's Rental Purchase Division since
                                               1995.

---------------

* Messrs. Loudermilk, Sr., Loudermilk, Jr., Danielson and Groen are directors of the Company. For additional information concerning those individuals, see ELECTION OF DIRECTORS (Item 1) above.

EXECUTIVE COMPENSATION SUMMARY

     The following table provides certain summary information for the last three fiscal years of the Company concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company who earned in excess of $100,000 in salary and bonus during the fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                  ----------------
                                                   ANNUAL COMPENSATION               NUMBER OF
                                FISCAL    -------------------------------------      SECURITIES
                                 YEAR                            OTHER ANNUAL        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION    ENDED(1)    SALARY     BONUS     COMPENSATION(2)   STOCK OPTIONS(#)   COMPENSATION
---------------------------    --------   --------   --------   ---------------   ----------------   ------------
R. Charles Loudermilk, Sr....  12/31/97   $454,000   $305,430          --              45,000          $84,042(3)
  Chairman and                 12/31/96    454,000    254,290          --             200,000           72,725(4)
  Chief Executive Officer      12/31/95    340,500    160,720          --                 -0-           64,733(5)
Robert C. Loudermilk, Jr.....  12/31/97    155,000        -0-          --              10,000            2,018(6)
  President and Chief          12/31/96    152,500        -0-          --              60,000            1,792(6)
  Operating Officer            12/31/95     94,750        -0-          --                 -0-            1,260(6)
Gilbert L. Danielson.........  12/31/97    187,500        -0-          --              10,000            6,008(7)
  Vice President, Finance      12/31/96    177,500        -0-          --             100,000           31,325(8)
  and Chief Financial Officer  12/31/95    123,500        -0-          --                 -0-           36,659(9)
William K. Butler, Jr........  12/31/97    169,125        -0-          --              10,000            2,200(6)
  President, Rental            12/31/96    162,500        -0-          --              60,000            1,909(6)
  Purchase Division            12/31/95    111,250        -0-          --                 -0-            1,271(6)
Brian E. Stahl...............  12/31/97    169,125        -0-          --              10,000            2,200(6)
  President, Rent-to-Rent      12/31/96    162,500        -0-          --              60,000           25,436(10)
  Division                     12/31/95    110,000        -0-          --                 -0-           32,942(11)

---------------

 (1) The Company changed its fiscal year from March 31 to December 31, effective December 31, 1995. Amounts shown for the year ended December 31, 1995 are for the nine month period from April 1, 1995 to December 31, 1995.
 (2) Excludes perquisites that do not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.
 (3) Includes a matching contribution of $4,622 made by the Company to the executive's account in the Company's 401(k) plan, club dues of $6,205 and $73,215 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
 (4) Includes a matching contribution of $3,758 made by the Company to the executive's account in the Company's 401(k) plan, club dues of $7,320 and $61,647 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
 (5) Includes a matching contribution of $1,040 made by the Company to the executive's account in the Company's 401(k) plan, club dues of $6,080 and $57,613 representing a portion of the premiums paid, and reimbursement of the executive's resulting income tax liability, with respect to the split dollar life insurance policies described in COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION below.
 (6) Represents a matching contribution made by the Company to the executive's account in the Company's 401(k) plan.
 (7) Includes a matching contribution of $2,438 made by the Company to the executive's account in the Company's 401(k) plan and club dues of $3,570.

 (8) Includes a matching contribution of $2,330 made by the Company to the executive's account in the Company's 401(k) plan, club dues of $3,650 and $25,345 representing the reimbursement of the executive's income tax liability resulting from club dues paid by the Company in the prior fiscal year.
 (9) Includes a matching contribution of $1,379 made by the Company to the executive's account in the Company's 401(k) plan and club dues of $35,280.
(10) Includes a matching contribution of $1,843 made by the Company to the executive's account in the Company's 401(k) plan and $23,593 representing the reimbursement of the executive's income tax liability resulting from moving expenses paid by the Company in the prior fiscal year.
(11) Includes a matching contribution of $1,667 made by the Company to the executive's account in the Company's 401(k) plan and reimbursement of $31,275 for moving expenses.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executive officers generally are made by the entire Board of Directors, based upon the recommendation of the Chief Executive Officer. The Company has no separate compensation committee. Pursuant to rules of the Securities and Exchange Commission designed to enhance disclosure of public company policies toward executive compensation, set forth below is a report submitted by the Board of Directors addressing the Company's executive compensation policies.

     GENERAL. The objectives of the Company's compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning executive compensation with the Company's business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company. In determining the compensation to be paid to the executive officers of the Company, the directors rely upon their own knowledge of compensation paid to executives of companies of comparable size and complexity and consider the performance of the Company and the merits of the individual under consideration. It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility as set forth in the Internal Revenue Code.

     SALARY AND BONUS. The Chief Executive Officer makes recommendations annually to the Board of Directors regarding the base salary and bonus, if any, for the Company's executive officers, including the Chief Executive Officer, based upon the profitability of the Company and the level of responsibility, time with the Company, contribution and performance of the executive officer. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the factors considered. The beginning point for determining such salaries is the salary the executive officer received in the prior fiscal year. The Chief Executive Officer received a salary of $454,000 during the fiscal year ended December 31, 1997, which represented no change in his salary from the fiscal year ended December 31, 1996. At its February, 1997 meeting, the Board of Directors approved a bonus plan (the "Plan") for the Chief Executive Officer for the fiscal year. Under the Plan, a bonus was to be given to the Chief Executive Officer in an amount equal to 1% of the Company's pre-tax earnings for the fiscal year ended December 31, 1997 (without giving effect to his bonus under the Plan) if the Company's pre-tax earnings for such fiscal year (after giving effect to his bonus under the Plan) exceeded pre-tax earnings for the fiscal year ended December 31, 1996, which goal ultimately was achieved. Factors considered in setting the Chief Executive Officer's salary and bonus included the continued improvement in the Company's financial condition and Common Stock trading prices during the fiscal year, and his dual role as both Chairman of the Board of Directors and Chief Executive Officer of the Company.

     STOCK OPTIONS. The Company in the past has used grants of stock options to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders. Under the Company's 1996 Stock Option and Incentive Award Plan, options to purchase 322,000 shares of Common Stock were awarded to the Chief Executive Officer and other officers and employees during the fiscal year ended December 31, 1997. Options granted to the Chief Executive Officer and the other Named Executive Officers during the fiscal year ended December 31, 1997 and the two prior fiscal years are reflected in the Summary Compensation Table above.

         THE BOARD OF DIRECTORS
         R. Charles Loudermilk, Sr.
         Gilbert L. Danielson
         Keith C. Groen
         Earl Dolive
         Robert C. Loudermilk, Jr.
         Ronald W. Allen
         Leo Benatar
         Ingrid Saunders Jones
         J. Rex Fuqua
         M. Collier Ross
         R.K. Sehgal

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     Set forth below is a line graph comparing, for the last five fiscal years of the Company, the yearly percentage change in the cumulative total shareholder return (assuming reinvestment of dividends) on the Company's Common Stock with that of (i) all U.S. companies quoted on Nasdaq and (ii) non-financial companies quoted on Nasdaq.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG THE COMPANY, THE NASDAQ STOCK MARKET
                        AND NASDAQ NON-FINANCIAL STOCKS

                                                                             NASDAQ NON-
        MEASUREMENT PERIOD                                NASDAQ (US)      FINANCIAL STOCK
      (FISCAL YEAR COVERED)         AARON RENTS, INC.     STOCK INDEX           INDEX
3/31/93                                           100                100                100
3/31/94                                           127                108                113
3/31/95                                           147                120                107
12/31/95                                          197                156                119
12/31/96                                          273                192                132
12/31/97                                          458                235                169

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     Messrs. Loudermilk, Sr., Loudermilk, Jr., Danielson, Groen, Butler, Stahl, and Sinclair have each entered into employment agreements with the Company. The agreements provide that each executive's employment with the Company will continue until terminated by either party for any reason upon 60 days notice, or by either party for just cause at any time. Each such executive has agreed not to compete with the Company for a period of one year after the termination of his employment.

DIRECTOR COMPENSATION

     Outside directors received $2,000 for each Board meeting attended during the fiscal year ended December 31, 1997, and Audit Committee members received fees of $500 for each Audit Committee meeting attended. Each outside director also was paid a quarterly retainer of $1,000. Beginning in 1998, outside directors will receive a quarterly retainer of $2,000. Directors who are employees of the Company receive no compensation for attendance at Board or committee meetings.

OPTION GRANTS

     The following table sets forth information with respect to grants of stock options under the Company's 1996 Stock Option and Incentive Award Plan during the last fiscal year to the Company's Chief Executive Officer and the Named Executive Officers. In addition, the hypothetical gains or "option spreads" that would exist for the respective options, based on assumed rates of annual, compound stock appreciation of 5% and 10% from the date the options were granted over the full option term, are also reflected:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                         INDIVIDUAL GRANTS
                         ----------------------------------------------------------------------------------
                                       PERCENT OF                               POTENTIAL REALIZABLE VALUE
                         NUMBER OF       TOTAL                                    AT ASSUMED ANNUAL RATES
                         SECURITIES     OPTIONS                                 OF STOCK PRICE APPRECIATION
                         UNDERLYING    GRANTED TO    EXERCISE OR                    FOR OPTION TERM(1)
                          OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------------
NAME                      GRANTED     FISCAL YEAR      ($/SH)         DATE         5%($)         10%($)
----                     ----------   ------------   -----------   ----------   -----------   -------------
R. Charles Loudermilk,
  Sr...................    45,000         14.0%       $15.9375      11/17/07     $451,148      $1,143,012
Robert C. Loudermilk,
  Jr...................    10,000          3.1%       $15.9375      11/17/07      100,255         254,003
Gilbert L. Danielson...    10,000          3.1%       $15.9375      11/17/07      100,255         254,003
William K. Butler,
  Jr...................    10,000          3.1%       $15.9375      11/17/07      100,255         254,003
Brian E. Stahl.........    10,000          3.1%       $15.9375      11/17/07      100,255         254,003

---------------

(1) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and holdings of Common Stock are dependent upon the future performance of the shares and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(2) These options were granted pursuant to the Company's 1996 Stock Option and Incentive Award Plan and consist of options to acquire Common Stock. Such options have terms of ten years from the date of grant and will vest on the third anniversary of the date of grant, or earlier upon the occurrence of a change of control of the Company.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table shows for the Company's Chief Executive Officer and the Named Executive Officers information with respect to the exercise of options during the fiscal year ended December 31, 1997, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1997, and the values of "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the year-end price of the Company's Common Stock.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                     NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                          OPTIONS AT                   IN-THE-MONEY
                                           SHARES                      DECEMBER 31, 1997                OPTIONS AT
                                         ACQUIRED ON    VALUE           (NO. OF SHARES)            DECEMBER 31, 1997(1)
                                          EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                             CLASS       (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             ------  -----------   --------   -----------   -------------   -----------   -------------
R. Charles Loudermilk, Sr......  Common       -0-           -0-          --        245,000      $      -0-     $2,054,688
Robert C. Loudermilk, Jr ......  Common       -0-           -0-     180,000         70,000       2,283,750        604,375
Gilbert L. Danielson...........  Common       -0-           -0-      94,000        110,000       1,227,625        984,375
William K. Butler, Jr..........  Common    10,000      $105,000      54,000         70,000         703,250        604,375
Brian E. Stahl.................  Common     2,000        20,000      62,000         70,000         777,875        604,375

---------------

(1) Aggregate market value (based on a December 31, 1997 closing stock price of $19.375 per share for the Common Stock) of the shares covered by the options, less aggregate exercise price payable by the executive.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no compensation committee. The Board of Directors of the Company, upon the recommendation of the Chairman and Chief Executive Officer, determines the annual compensation payable to its executive officers. The following directors of the Company served as officers or employees of the Company or its subsidiaries during the last fiscal year or prior thereto: R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr., Gilbert L. Danielson and Keith C. Groen.

     The Company leases a 49,000 square foot building housing two stores in Alexandria, Virginia from a general partnership of which Mr. Loudermilk, Sr. is a 25% partner under a lease expiring in 1999 at a basic monthly rental of $17,726, subject to escalation every five years based on the consumer price index, but not to exceed 5%. All insurance, taxes, assessments and other charges related to the property are paid by the Company as additional rent under the lease. The building was constructed by the Company at a cost of $1,200,000 and was purchased by the partnership at the Company's cost upon the building's completion in May 1980.

     The Company leased a 27,000 square foot building housing one store and a subtenant in College Station, Texas from a general partnership composed of Messrs. Loudermilk, Sr. and Loudermilk, Jr. under a lease which was to expire in 1999 at a basic monthly rental of $6,000, less the monthly rent of $1,500 from the partial subtenant. All insurance, taxes, assessments and other charges related to the property were paid by the Company as additional rent under the lease. The partnership sold the building to a party unrelated to either the Company or either of them on March 10, 1998, but the Company continues to lease the building from the new owner.

     The Company leased a 22,000 square foot building housing one store in Webster, Texas from Robert C. Loudermilk, Jr., under a lease which was to expire June 30, 2005 at a basic monthly rental of $8,031. All insurance, taxes, repairs and assessments and other charges relating to the property were paid by the Company as additional rent under the Lease. The Company had spent $114,836 on improvements to accommodate its use of the building. Mr. Loudermilk, Jr. sold the building to a party unrelated to either the Company or Mr. Loudermilk, Jr. on June 13, 1997, but the Company continues to lease the building from the new owner.

     The Company believes that the property sales and lease terms described above are as favorable as those that could have been obtained at the same time from unaffiliated parties.

     Each of two irrevocable trusts holds a cash value life insurance policy on the life of Mr. Loudermilk, Sr., the aggregate face value of which is $4,400,000. The Company and the Trustee of such trusts are parties to split-dollar agreements pursuant to which the Company has agreed to make all payments on the policies until Mr. Loudermilk, Sr.'s death. Upon his death, the Company will receive the aggregate cash value of those policies, which as of December 31, 1997 represented $795,999, and the balance of such policies will be payable to the trusts or beneficiaries of such trusts. The premiums paid by the Company on these policies during the fiscal year ended December 31, 1997 totaled $184,876.

                                 AUDIT MATTERS

     Ernst & Young served as auditors of the Company for the fiscal year ended December 31, 1997. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     In accordance with the provisions of Rule 14a-8(a)(3)(i) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 1999 annual meeting must be received by December 10, 1998 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment of what is in the best interest of the Company.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED TO SHAREHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO GILBERT L. DANIELSON, VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER, AARON RENTS, INC., 309 E. PACES FERRY ROAD, N.E., ATLANTA, GEORGIA 30305-2377.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Keith C. Groen
                                          Vice President, Legal and Secretary

April 9, 1998

                               AARON RENTS, INC.

                                                                        APPENDIX

                               AARON RENTS, INC.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 5, 1998

                           CLASS A COMMON STOCK PROXY

    The undersigned shareholder of Aaron Rents, Inc. hereby constitutes and appoints R. Charles Loudermilk, Sr. and Keith C. Groen, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Class A Common Stock of Aaron Rents, Inc. at the Annual Meeting of the Shareholders to be held in Atlanta, Georgia on Tuesday, the 5th day of May, 1998, at 10:00 a.m., and at any and all adjournments thereof as follows:

(1) [ ]  FOR all nominees listed below (except as marked to the contrary below):
         NOMINEES: R. Charles Loudermilk, Sr., Robert C. Loudermilk, Jr., Gilbert L. Danielson, Keith C. Groen, Earl Dolive, Ronald W. Allen, Leo Benatar, Ingrid Saunders Jones, J. Rex Fuqua and M. Collier Ross.

    [ ]  WITHHOLD AUTHORITY to vote for all nominees listed.

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

      --------------------------------------------------------------------------

(2) For the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

    THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

    It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.
    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 9, 1998 and the Proxy Statement furnished therewith.

                                                  Dated and signed:       , 1998
                                                                   -------

                                                  ------------------------------

                                                  ------------------------------
                                                  (Signature should agree with
                                                  the name(s) hereon. Executors,
                                                  administrators, trustees,
                                                  guardians and attorneys should
                                                  so indicate when signing. For
                                                  joint accounts, each owner
                                                  should sign. The full name of
                                                  a corporation should be signed
                                                  by a duly authorized officer.)

    This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta, Attn: Corporate Trust Department, P.O. Box 4625, Atlanta, Georgia 30302, in the accompanying prepaid envelope.